As filed with the Securities and Exchange Commission on October 20, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
KINDER MORGAN, INC.*
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	80-0682103 (I.R.S. Employer Identification No.)
1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(713) 369-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Catherine Callaway James
Vice President and General Counsel
Kinder Morgan, Inc.
1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(713) 369-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Troy L. Harder
Bracewell LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002
(713) 221-1456
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒  Accelerated filer ☐  Non-accelerated filer ☐  Smaller reporting company ☐  Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

*
Includes certain subsidiaries of Kinder Morgan, Inc. identified below. Unless otherwise indicated, the address and telephone number of each registrant’s principal executive offices and the name, address and telephone number of each registrant’s agent for service is the same as that set forth above for Kinder Morgan, Inc.

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
AMERICAN PETROLEUM TANKERS II LLC	Delaware	N/A
AMERICAN PETROLEUM TANKERS III LLC	Delaware	N/A
AMERICAN PETROLEUM TANKERS IV LLC	Delaware	N/A
AMERICAN PETROLEUM TANKERS IX LLC	Delaware	81-4719987
AMERICAN PETROLEUM TANKERS LLC	Delaware	N/A
AMERICAN PETROLEUM TANKERS PARENT LLC	Delaware	N/A
AMERICAN PETROLEUM TANKERS V LLC	Delaware	N/A
AMERICAN PETROLEUM TANKERS VI LLC	Delaware	N/A
AMERICAN PETROLEUM TANKERS VII LLC	Delaware	81-4698215
AMERICAN PETROLEUM TANKERS VIII LLC	Delaware	81-4709889
AMERICAN PETROLEUM TANKERS X LLC	Delaware	81-4756333
AMERICAN PETROLEUM TANKERS XI LLC	Delaware	81-4762207
APT FLORIDA LLC	Delaware	81-4683674
APT INTERMEDIATE HOLDCO LLC	Delaware	N/A
APT NEW INTERMEDIATE HOLDCO LLC	Delaware	N/A
APT PENNSYLVANIA LLC	Delaware	81-4680078
APT SUNSHINE STATE LLC	Delaware	N/A
ARLINGTON STORAGE COMPANY, LLC	Delaware	26-1179687
BETTY LOU LLC	Delaware	26-4569062
CAMINO REAL GAS GATHERING COMPANY LLC	Delaware	N/A
CAMINO REAL GATHERING COMPANY, L.L.C.	Delaware	27-3383291
CANTERA GAS COMPANY LLC	Delaware	38-3432972
CDE PIPELINE LLC	Delaware	45-4765020
CENTRAL FLORIDA PIPELINE LLC	Delaware	59-1084277
CHEYENNE PLAINS GAS PIPELINE COMPANY, L.L.C.	Delaware	84-1618229
CIG GAS STORAGE COMPANY LLC	Delaware	N/A
CIG PIPELINE SERVICES COMPANY, L.L.C.	Delaware	26-1102190
COLORADO INTERSTATE GAS COMPANY, L.L.C.	Delaware	84-0173305
COLORADO INTERSTATE ISSUING CORPORATION	Delaware	26-1397951
COPANO DOUBLE EAGLE LLC	Delaware	26-4316438
COPANO ENERGY, L.L.C.	Delaware	51-0411678
COPANO ENERGY FINANCE CORPORATION	Delaware	20-3151590
COPANO ENERGY SERVICES/UPPER GULF COAST LLC	Texas	46-4725613
COPANO FIELD SERVICES GP, L.L.C.	Delaware	20-1862487
COPANO FIELD SERVICES/NORTH TEXAS, L.L.C.	Delaware	26-1586828
COPANO FIELD SERVICES/SOUTH TEXAS LLC	Texas	46-4668646
COPANO FIELD SERVICES/UPPER GULF COAST LLC	Texas	46-4714794
COPANO LIBERTY, LLC	Delaware	26-3154210
COPANO NGL SERVICES (MARKHAM), L.L.C.	Delaware	27-0904927
COPANO NGL SERVICES LLC	Texas	46-4737892
COPANO PIPELINES GROUP, L.L.C.	Delaware	51-0411715
COPANO PIPELINES/NORTH TEXAS, L.L.C.	Delaware	27-1125058

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
COPANO PIPELINES/ROCKY MOUNTAINS, LLC	Delaware	20-0659235
COPANO PIPELINES/SOUTH TEXAS LLC	Texas	46-4656852
COPANO PIPELINES/UPPER GULF COAST LLC	Texas	46-4695294
COPANO PROCESSING LLC	Texas	46-4458657
COPANO RISK MANAGEMENT LLC	Texas	N/A
COPANO TERMINALS LLC	Delaware	N/A
COPANO/WEBB-DUVAL PIPELINE LLC	Delaware	N/A
CPNO SERVICES LLC	Texas	N/A
DAKOTA BULK TERMINAL LLC	Delaware	41-1734333
DELTA TERMINAL SERVICES LLC	Delaware	72-1284643
EAGLE FORD GATHERING LLC	Delaware	27-1365749
EL PASO CHEYENNE HOLDINGS, L.L.C.	Delaware	N/A
EL PASO CITRUS HOLDINGS, INC.	Delaware	04-3607282
EL PASO CNG COMPANY, L.L.C.	Delaware	84-0890602
EL PASO ENERGY SERVICE COMPANY, L.L.C.	Delaware	76-0228695
EL PASO LLC	Delaware	76-0568816
EL PASO MIDSTREAM GROUP LLC	Delaware	N/A
EL PASO NATURAL GAS COMPANY, L.L.C.	Delaware	46-0809216
EL PASO NORIC INVESTMENTS III, L.L.C.	Delaware	N/A
EL PASO RUBY HOLDING COMPANY, L.L.C.	Delaware	N/A
EL PASO TENNESSEE PIPELINE CO., L.L.C.	Delaware	76-0233548
ELBA EXPRESS COMPANY, L.L.C.	Delaware	N/A
ELIZABETH RIVER TERMINALS LLC	Delaware	27-3076713
EMORY B CRANE, LLC	Louisiana	84-1620908
EP RUBY LLC	Delaware	N/A
EPBGP CONTRACTING SERVICES LLC	Delaware	N/A
EPTP ISSUING CORPORATION	Delaware	45-3971704
FRANK L CRANE, LLC	Louisiana	84-1620921
GENERAL STEVEDORES GP, LLC	Texas	20-5269648
GENERAL STEVEDORES HOLDINGS LLC	Delaware	20-4087109
HARRAH MIDSTREAM LLC	Delaware	45-0833350
HBM ENVIRONMENTAL LLC	Delaware	72-1198254
HILAND CRUDE, LLC	Oklahoma	20-4572594
HILAND PARTNERS HOLDINGS LLC	Delaware	47-3805791
HPH OKLAHOMA GATHERING LLC	Delaware	N/A
ICPT, L.L.C.	Louisiana	72-1422387
INDEPENDENT TRADING & TRANSPORTATION COMPANY I, L.L.C.	Oklahoma	73-1493732
JV TANKER CHARTERER LLC	Delaware	N/A
KINDER MORGAN 2-MILE LLC	Delaware	36-2735673
KINDER MORGAN ADMINISTRATIVE SERVICES TAMPA LLC	Delaware	46-2931924
KINDER MORGAN ALTAMONT LLC	Delaware	46-2383182

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
KINDER MORGAN ARLINGTON RNG LLC	Texas	92-0628562
KINDER MORGAN BALTIMORE TRANSLOAD TERMINAL LLC	Delaware	20-4871985
KINDER MORGAN BATTLEGROUND OIL LLC	Delaware	N/A
KINDER MORGAN BORDER PIPELINE LLC	Delaware	26-0634502
KINDER MORGAN BULK TERMINALS LLC	Louisiana	72-1073113
KINDER MORGAN CARBON DIOXIDE TRANSPORTATION COMPANY	Delaware	34-1468343
KINDER MORGAN CCS HOLDCO LLC	Delaware	N/A
KINDER MORGAN CO2 COMPANY LLC	Texas	76-0554627
KINDER MORGAN COMMERCIAL SERVICES LLC	Delaware	20-4673552
KINDER MORGAN CONTRACTING SERVICES LLC	Delaware	N/A
KINDER MORGAN CRUDE & CONDENSATE LLC	Delaware	45-3456791
KINDER MORGAN CRUDE MARKETING LLC	Delaware	N/A
KINDER MORGAN CRUDE OIL PIPELINES LLC	Delaware	26-0449613
KINDER MORGAN CRUDE TO RAIL LLC	Delaware	83-3379277
KINDER MORGAN CUSHING LLC	Delaware	N/A
KINDER MORGAN DALLAS FORT WORTH RAIL TERMINAL LLC	Delaware	20-4499927
KINDER MORGAN DEEPROCK NORTH HOLDCO LLC	Delaware	82-3848793
KINDER MORGAN ENDEAVOR LLC	Delaware	27-1006843
KINDER MORGAN ENERGY PARTNERS, L.P.	Delaware	76-0380342
KINDER MORGAN ENERGY TRANSITION VENTURES HOLDCO LLC	Delaware	N/A
KINDER MORGAN EP MIDSTREAM LLC	Delaware	45-5334086
KINDER MORGAN FINANCE COMPANY LLC	Delaware	98-0477770
KINDER MORGAN FREEDOM PIPELINE LLC	Delaware	N/A
KINDER MORGAN GALENA PARK WEST LLC	Delaware	37-1778532
KINDER MORGAN GP LLC	Delaware	47-0495888
KINDER MORGAN IMT HOLDCO LLC	Delaware	N/A
KINDER MORGAN KEYSTONE GAS STORAGE LLC	Delaware	04-3617867
KINDER MORGAN KMAP LLC	Delaware	N/A
KINDER MORGAN LAS VEGAS LLC	Delaware	36-3686525
KINDER MORGAN LINDEN TRANSLOAD TERMINAL LLC	Delaware	20-4871819
KINDER MORGAN LIQUIDS TERMINALS LLC	Delaware	36-2827997
KINDER MORGAN LIQUIDS TERMINALS ST. GABRIEL LLC	Delaware	82-3238143
KINDER MORGAN LOUISIANA PIPELINE HOLDING LLC	Delaware	N/A
KINDER MORGAN LOUISIANA PIPELINE LLC	Delaware	20-5420094
KINDER MORGAN MARINE SERVICES LLC	Delaware	26-1096479
KINDER MORGAN MATERIALS SERVICES, LLC	Delaware	43-1961238
KINDER MORGAN MID ATLANTIC MARINE SERVICES LLC	Delaware	26-1096549
KINDER MORGAN NATGAS O&M LLC	Delaware	N/A
KINDER MORGAN NGPL HOLDINGS LLC	Delaware	81-0973390
KINDER MORGAN NORTH TEXAS PIPELINE LLC	Delaware	26-0634555
KINDER MORGAN OPERATING LLC “A”	Delaware	76-0380015

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
KINDER MORGAN OPERATING LLC “B”	Delaware	76-0414819
KINDER MORGAN OPERATING LLC “C”	Delaware	76-0547319
KINDER MORGAN OPERATING LLC “D”	Delaware	76-0561780
KINDER MORGAN PECOS LLC	Delaware	20-4540914
KINDER MORGAN PECOS VALLEY LLC	Delaware	N/A
KINDER MORGAN PERMIAN CCS LLC	Delaware	N/A
KINDER MORGAN PETCOKE, L.P.	Delaware	20-2640394
KINDER MORGAN PETCOKE GP LLC	Delaware	16-1721400
KINDER MORGAN PETCOKE LP LLC	Delaware	20-2734041
KINDER MORGAN PETROLEUM TANKERS LLC	Delaware	N/A
KINDER MORGAN PIPELINE LLC	Delaware	36-3547843
KINDER MORGAN PORT MANATEE TERMINAL LLC	Delaware	27-0796736
KINDER MORGAN PORT SUTTON TERMINAL LLC	Delaware	20-0388851
KINDER MORGAN PORT TERMINALS USA LLC	Delaware	N/A
KINDER MORGAN PORTLAND BULK LLC	Delaware	N/A
KINDER MORGAN PORTLAND HOLDINGS LLC	Delaware	87-3762308
KINDER MORGAN PORTLAND INTERMEDIATE HOLDINGS I LLC	Delaware	87-3789018
KINDER MORGAN PORTLAND INTERMEDIATE HOLDINGS II LLC	Delaware	N/A
KINDER MORGAN PORTLAND JET LINE LLC	Delaware	84-1816653
KINDER MORGAN PORTLAND LIQUIDS TERMINALS LLC	Delaware	N/A
KINDER MORGAN PORTLAND OPERATING LLC	Delaware	87-3404041
KINDER MORGAN PRODUCTION COMPANY LLC	Delaware	26-0449452
KINDER MORGAN PRODUCTS TERMINALS LLC	Delaware	N/A
KINDER MORGAN RAIL SERVICES LLC	Delaware	27-4212015
KINDER MORGAN RANGER LLC	Delaware	N/A
KINDER MORGAN RESOURCES II LLC	Delaware	N/A
KINDER MORGAN RESOURCES III LLC	Delaware	N/A
KINDER MORGAN RNG HOLDCO LLC	Delaware	N/A
KINDER MORGAN ROCKIES MARKETING LLC	Delaware	93-2341367
KINDER MORGAN SCURRY CONNECTOR LLC	Delaware	N/A
KINDER MORGAN SEVEN OAKS LLC	Delaware	26-0514145
KINDER MORGAN SHREVEPORT RNG LLC	Texas	92-0659380
KINDER MORGAN SNG OPERATOR LLC	Delaware	N/A
KINDER MORGAN SOUTHEAST TERMINALS LLC	Delaware	20-0387389
KINDER MORGAN TANK STORAGE TERMINALS LLC	Delaware	36-2855293
KINDER MORGAN TEJAS PIPELINE LLC	Delaware	26-0449826
KINDER MORGAN TERMINALS LLC	Delaware	26-3061236
KINDER MORGAN TERMINALS WILMINGTON LLC	Delaware	47-3283092
KINDER MORGAN TEXAS PIPELINE LLC	Delaware	26-0449814
KINDER MORGAN TEXAS TERMINALS, L.P.	Delaware	20-4582584
KINDER MORGAN TRANSMIX COMPANY, LLC	Delaware	23-2992048

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
KINDER MORGAN TREATING LP	Delaware	20-3799420
KINDER MORGAN TREATING ODESSA LLC	Delaware	45-3909314
KINDER MORGAN UTICA LLC	Delaware	N/A
KINDER MORGAN VEHICLE SERVICES LLC	Delaware	81-5441641
KINDER MORGAN VICTORIA RNG LLC	Texas	92-0643268
KINDER MORGAN VIRGINIA LIQUIDS TERMINALS LLC	Delaware	46-2474610
KINDER MORGAN WINK PIPELINE LLC	Delaware	26-0449718
KINDERHAWK FIELD SERVICES LLC	Delaware	27-2540813
KINETREX ENERGY TRANSPORTATION, LLC	Indiana	37-1884203
KINETREX HOLDCO, INC.	Delaware	81-4452697
KM CRANE LLC	Maryland	86-1059673
KM DECATUR LLC	Delaware	63-1026019
KM EAGLE GATHERING LLC	Delaware	N/A
KM GAS MARKETING LLC	Delaware	76-0623745
KM KASKASKIA DOCK LLC	Delaware	N/A
KM LIQUIDS MARKETING LLC	Delaware	82-1680512
KM LIQUIDS TERMINALS LLC	Delaware	26-0449722
KM LOUISIANA MIDSTREAM LLC	Delaware	N/A
KM NORTH CAHOKIA LAND LLC	Delaware	N/A
KM NORTH CAHOKIA SPECIAL PROJECT LLC	Delaware	N/A
KM NORTH CAHOKIA TERMINAL PROJECT LLC	Delaware	N/A
KM SHIP CHANNEL SERVICES LLC	Delaware	26-4690171
KM TREATING GP LLC	Delaware	27-0864888
KM UTOPIA OPERATOR LLC	Delaware	84-3037112
KMBT LEGACY HOLDINGS LLC	Tennessee	62-1525376
KMBT LLC	Delaware	N/A
KMGP SERVICES COMPANY, INC.	Delaware	76-0661680
KN TELECOMMUNICATIONS, INC.	Colorado	84-1456517
KNIGHT POWER COMPANY LLC	Delaware	26-2988233
LIBERTY HIGH BTU LLC	Delaware	N/A
LNG INDY, LLC	Indiana	46-2826768
LOMITA RAIL TERMINAL LLC	Delaware	72-1552009
MILWAUKEE BULK TERMINALS LLC	Wisconsin	39-1569624
MJR OPERATING LLC	Maryland	86-1059670
MOJAVE PIPELINE COMPANY, L.L.C.	Delaware	76-0145884
MOJAVE PIPELINE OPERATING COMPANY, L.L.C.	Texas	76-0228861
NORTH AMERICAN BIO-FUELS, L.L.C.	Michigan	N/A
NORTH AMERICAN NATURAL RESOURCES, LLC	Delaware	N/A
NORTH AMERICAN NATURAL RESOURCES-SBL, LLC	Michigan	N/A
NORTH AMERICAN-CENTRAL, LLC	Michigan	N/A
PADDY RYAN CRANE, LLC	Louisiana	84-1620920
PALMETTO PRODUCTS PIPE LINE LLC	Delaware	N/A

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
PI 2 PELICAN STATE LLC	Delaware	N/A
PINNEY DOCK & TRANSPORT LLC	Delaware	34-0758193
PRAIRIE VIEW HIGH BTU LLC	Delaware	93-3608352
QUEEN CITY TERMINALS LLC	Delaware	31-1473009
RAHWAY RIVER LAND LLC	Delaware	N/A
RIVER TERMINALS PROPERTIES GP LLC	Delaware	N/A
RIVER TERMINALS PROPERTIES, L.P.	Tennessee	35-1915981
RNG INDY LLC	Delaware	38-4098654
SCISSORTAIL ENERGY, LLC	Delaware	74-2964091
SNG PIPELINE SERVICES COMPANY, L.L.C.	Delaware	26-1102043
SOUTHERN DOME, LLC	Delaware	04-3807363
SOUTHERN GULF LNG COMPANY, L.L.C.	Delaware	N/A
SOUTHERN LIQUEFACTION COMPANY LLC	Delaware	N/A
SOUTHERN LNG COMPANY, L.L.C.	Delaware	63-0590022
SOUTHERN OKLAHOMA GATHERING LLC	Delaware	N/A
SOUTHWEST FLORIDA PIPELINE LLC	Delaware	N/A
SRT VESSELS LLC	Delaware	N/A
STAGECOACH ENERGY SOLUTIONS LLC	Delaware	N/A
STAGECOACH GAS SERVICES LLC	Delaware	37-1825291
STAGECOACH OPERATING SERVICES LLC	Delaware	N/A
STAGECOACH PIPELINE & STORAGE COMPANY LLC	New York	87-1959007
STEVEDORE HOLDINGS, L.P.	Delaware	20-2640477
TEJAS GAS, LLC	Delaware	76-0619237
TEJAS NATURAL GAS, LLC	Delaware	76-0614235
TENNESSEE GAS PIPELINE COMPANY, L.L.C.	Delaware	74-1056569
TENNESSEE GAS PIPELINE ISSUING CORPORATION	Delaware	45-3992009
TEXAN TUG LLC	Delaware	26-4690640
TGP PIPELINE SERVICES COMPANY, L.L.C.	Delaware	27-4829301
TRANSCOLORADO GAS TRANSMISSION COMPANY LLC	Delaware	26-2061358
TRANSLOAD SERVICES, LLC	Illinois	36-4289637
TWIN BRIDGES HIGH BTU LLC	Delaware	N/A
TWIN TIER PIPELINE LLC	Delaware	76-0380342
UTICA MARCELLUS TEXAS PIPELINE LLC	Delaware	N/A
WESTERN PLANT SERVICES LLC	Delaware	68-0214553
WYOMING INTERSTATE COMPANY, L.L.C.	Delaware	84-0867957

PROSPECTUS
KINDER MORGAN, INC.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
We may from time to time, in one or more offerings, offer and sell debt securities, shares of our Class P common stock, referred to as our “common stock,” shares of preferred stock and depositary shares under this prospectus. The debt securities that we may issue from time to time may benefit from a cross guarantee agreement among us and substantially all of our wholly owned subsidiaries. See “Cross Guarantee.” We may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. We urge you to read this prospectus and the applicable prospectus supplement carefully before you invest. You should also read the documents we refer to in the section entitled “Where You Can Find More Information” in this prospectus.
Our common stock is listed on the New York Stock Exchange under the symbol “KMI.” We will provide information in the related prospectus supplement for the trading market, if any, for any debt securities, preferred stock or depositary shares that may be offered.
Investing in our securities involves risks. You should carefully consider the risk factors described under the heading “Risk Factors” on page 2 of this prospectus, as well as those risk factors identified in the documents incorporated by reference herein before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 20, 2023.

You should rely only on the information contained or incorporated by reference in this prospectus or any other information to which we have referred you. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to offer or sell the offered securities. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date the respective information was filed with the Securities and Exchange Commission. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act using a “shelf” registration process. By using this shelf registration process, we may offer, from time to time, in one or more offerings, any combination of the securities described in this prospectus at an aggregate initial offering price to be specified at the time of any such offering. This prospectus does not contain all of the information set forth in the registration statement, or the exhibits that are a part of the registration statement, parts of which are omitted as permitted by the rules and regulations of the SEC. For further information about us and about the securities to be sold pursuant to this prospectus, please refer to the information below and to the registration statement and the exhibits that are a part of the registration statement.
Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
As used in this prospectus, the terms “we,” “us” and “our” mean Kinder Morgan, Inc. and, unless the context otherwise indicates, include its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information as well as the information included in this prospectus. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this prospectus. We incorporate by reference the following documents:
•
Our Annual Report on Form 10-K for the year ended December 31, 2022;

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

•
Our Current Reports on Form 8-K filed on January 24, 2023, January 31, 2023, February 17, 2023, May 16, 2023, July 20, 2023 and September 21, 2023 (in each case, to the extent filed and not furnished);

•
Our Registration Statement on Form 8-A filed on February 10, 2011;

•
Our Proxy Statement on Schedule 14A filed on March 31, 2023; and

•
All documents filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus and the completion of the sale of securities offered hereby.

The SEC maintains an Internet website that contains reports, proxy and information statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at www.sec.gov. You can find information we file with the SEC by reference to our company name or to our SEC file number, 001-35081.

We will provide a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, without charge, by written or oral request directed to us at the following address and telephone number:
Kinder Morgan, Inc.
Investor Relations Department
1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(713) 369-9000
Our internet address is www.kindermorgan.com. Information on our website is not part of, and is not incorporated by reference into, this prospectus.
KINDER MORGAN, INC.
We are a publicly traded Delaware corporation, with our common stock traded on The New York Stock Exchange under the symbol “KMI.” We are one of the largest energy infrastructure companies in North America. We own an interest in or operate approximately 82,000 miles of pipelines, 140 terminals, 700 billion cubic feet (“Bcf”) of working natural gas storage capacity and 5.4 Bcf per year of renewable natural gas generation capacity. Our pipelines transport natural gas, refined petroleum products, crude oil, condensate, carbon dioxide (“CO2”), renewable fuels and other products, and our terminals store and handle various commodities including gasoline, diesel fuel, jet fuel, chemicals, metals, petroleum coke, and ethanol and other renewable fuels and feedstocks.
The address of our principal executive offices is 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, and our telephone number at this address is (713) 369-9000.
RISK FACTORS
An investment in our securities involves risks. You should consider carefully the risks described in the applicable prospectus supplement, in addition to the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before investing in our securities. Specifically, please read “Risk Factors” and “Information Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2022, and our subsequently filed Exchange Act reports. Realization of any of those risks or adverse results from any of the listed matters could have a material adverse effect on our business, financial condition, cash flows and results of operations, and you could lose all or part of your investment.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as “anticipate,” “believe,” “intend,” “plan,” “projection,” “forecast,” “strategy,” “outlook,” “continue,” “estimate,” “expect,” “may,” “will,” “shall,” or the negative of those terms or other variations of them or comparable terminology. In particular, expressed or implied statements concerning future actions, conditions or events, future operating results or the ability to generate sales, income or cash flow, service debt or pay dividends, are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results may differ materially from those expressed in our forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or accurately predict. Specific factors that could cause actual results to differ from those in our forward-looking statements include:
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changes in supply of and demand for natural gas, NGL, refined petroleum products, oil, renewable fuels, CO2, electricity, petroleum coke, steel and other bulk materials and chemicals and certain agricultural products in North America;

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economic activity, weather, alternative energy sources, conservation and technological advances that may affect price trends and demand;

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competition from other pipelines, terminals or other forms of transportation, or from emerging technologies such as CO2 capture and sequestration;

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changes in our tariff rates required by the FERC, the CPUC or another regulatory agency;

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the timing and success of our business development efforts, including our ability to renew long-term customer contracts at economically attractive rates;

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our ability to safely operate and maintain our existing assets and to access or construct new assets including pipelines, terminals, gas processing, gas storage and NGL fractionation capacity;

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our ability to attract and retain key management and operations personnel;

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difficulties or delays experienced by railroads, barges, trucks, ships or pipelines in delivering products to or from our terminals or pipelines;

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shut-downs or cutbacks at major refineries, petrochemical or chemical plants, natural gas processing plants, ports, utilities, military bases or other businesses that use our services or provide services or products to us;

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changes in crude oil and natural gas production (and the NGL content of natural gas production) from exploration and production areas that we serve, such as the Permian Basin area of West Texas, the shale plays in North Dakota, Oklahoma, Ohio, Pennsylvania and Texas, and the U.S. Rocky Mountains;

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changes in laws or regulations, third-party relations and approvals, and decisions of courts, regulators and governmental bodies that may increase our compliance costs, restrict our ability to provide or reduce demand for our services, or otherwise adversely affect our business;

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interruptions of operations at our facilities due to natural disasters, damage by third parties, power shortages, strikes, riots, terrorism (including cyber attacks), war or other causes;

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compromise of our IT systems, operational systems or sensitive data as a result of errors, malfunctions, hacking events or coordinated cyber attacks;

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the uncertainty inherent in estimating future oil, natural gas, and CO2 production or reserves;

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issues, delays or stoppage associated with new construction or expansion projects;

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regulatory, environmental, political, grass roots opposition, legal, operational and geological uncertainties that could affect our ability to complete our expansion projects on time and on budget or at all;

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our ability to acquire new businesses and assets and integrate those operations into our existing operations, and make cost-saving changes in operations, particularly if we undertake multiple acquisitions in a relatively short period of time, as well as our ability to expand our facilities;

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the ability of our customers and other counterparties to perform under their contracts with us including as a result of our customers’ financial distress or bankruptcy;

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changes in accounting pronouncements that impact the measurement of our results of operations, the timing of when such measurements are to be made and recorded, and the disclosures surrounding these activities;

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changes in tax laws;

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our ability to access external sources of financing in sufficient amounts and on acceptable terms to the extent needed to fund acquisitions of operating businesses and assets and expansions of our facilities;

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our indebtedness, which could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds, place us at a competitive disadvantage compared to our competitors that have less debt, or have other adverse consequences;

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our ability to obtain insurance coverage without significant levels of self-retention risk;

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natural disasters, sabotage, terrorism (including cyber attacks) or other similar acts or accidents causing damage to our properties greater than our insurance coverage limits;

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possible changes in our and our subsidiaries’ credit ratings;

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conditions in the capital and credit markets, inflation and higher interest rates;

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political and economic instability of the oil and natural gas producing nations of the world;

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national, international, regional and local economic, competitive and regulatory conditions and developments, including the effects of any enactment of import or export duties, tariffs or similar measures;

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our ability to achieve cost savings and revenue growth;

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the extent of our success in developing and producing CO2 and oil and gas reserves, including the risks inherent in development drilling, well completion and other development activities;

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engineering and mechanical or technological difficulties that we may experience with operational equipment, in well completions and work-overs, and in drilling new wells; and

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unfavorable results of litigation and the outcome of contingencies referred to in Note 18 “Litigation and Environmental” to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 and similar sections in subsequent Exchange Act reports.

The foregoing list should not be construed to be exhaustive. We believe the forward-looking statements in this prospectus are reasonable. However, there is no assurance that any of the actions, events or results expressed in forward-looking statements will occur, or if any of them do, of their timing or what impact they will have on our results of operations or financial condition. Because of these uncertainties, you should not put undue reliance on any of our forward-looking statements.
See Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and our subsequently filed Exchange Act reports for a more detailed description of these and other factors that may affect our forward-looking statements. The risk factors could cause our actual results to differ materially from those contained in any forward-looking statement. In addition, there is a general level of uncertainty regarding the extent to which potential positive or negative changes to fiscal, tax and trade policies may impact us and those with whom we do business. It is not possible at this time to predict the extent of any such impact. When considering forward-looking statements, you should keep in mind the factors described in this section and the other sections referenced above. We disclaim any obligation, other than as required by applicable law, to publicly update or revise any of our forward-looking statements to reflect future events or developments.
USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. These purposes may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions, investment in existing and future projects, and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other indebtedness.
DESCRIPTION OF DEBT SECURITIES
General
We may issue debt securities from time to time in one or more series. The debt securities will be:
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our direct unsecured general obligations; and

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either senior debt securities or subordinated debt securities.

Senior debt securities will be issued under a senior indenture dated as of March 1, 2012, between Kinder Morgan, Inc. and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee, which we call the senior indenture, and subordinated debt securities will be issued under a subordinated indenture dated as of March 1, 2012, between Kinder Morgan, Inc.

and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee, which we call the subordinated indenture. Together the senior indenture and the subordinated indenture are called the indentures, and the senior debt securities and the subordinated debt securities are called debt securities. We have summarized certain terms and provisions of these indentures rather than restating them in their entirety. The indentures are filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures, because they, and not this description, control your rights as holders of the debt securities. In the summary below, we have included references to section numbers of the applicable indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indentures. In this section, the words “we,” “us” and “our” refer only to Kinder Morgan, Inc. and not to any of its subsidiaries or affiliates.
Neither indenture limits the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture, in addition to the debt securities offered pursuant to this prospectus. As of the date of this prospectus, $13.9 billion of debt securities were outstanding under the senior indenture and no debt securities were outstanding under the subordinated indenture.
Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, in the future we could enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit ratings.
None of the debt securities will be secured by our property or assets or those of our subsidiaries. Neither indenture requires our subsidiaries to guarantee the debt securities. The cross guarantee agreement described under “Cross Guarantee” is not a part of either indenture, and none of our subsidiaries is or will be a party to either indenture.
The registered holder of a debt security will be treated as the owner of it for all purposes. Only registered holders have rights under an indenture. References in this section to holders mean only registered holders of debt securities. See “— Form, Denomination and Registration; Book-Entry Only System.”
Specific Terms of Each Series of Debt Securities in the Prospectus Supplement
A prospectus supplement and any supplemental indenture or other necessary corporate action taken pursuant to an indenture relating to any series of debt securities being offered will include specific terms relating to the offering. Examples of these terms include the following:
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the form and title of the debt securities;

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whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

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the total principal amount of the debt securities;

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the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

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the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

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any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

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the place where the principal of, and premium, if any, and interest on, any debt securities will be payable;

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the dates on which the principal of the debt securities will be payable;

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the rate at which the debt securities will bear interest and the interest payment dates for the debt securities;

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any optional redemption provisions;

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any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

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any changes to or additional events of default or covenants;

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any change in the trustee, paying agent or security registrar; and

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any other terms of the debt securities. (Section 301)

We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served. (Section 1002)
Debt securities may be issued under an indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in any related prospectus supplement. “Original Issue Discount Security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an event of default and the continuation thereof. (Section 101)
Provisions Only in the Senior Indenture
The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated Debt. The senior indenture contains provisions that:
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limit our ability to put liens on assets constituting our Principal Property; and

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limit our ability to sell and lease back our Principal Property.

The subordinated indenture does not contain any similar provisions.
We have described below these provisions and some of the defined terms used in the senior indenture.
Limitations on Liens
The senior indenture provides that we will not, nor will we permit any Subsidiary to, create, assume, incur or suffer to exist any lien upon any Principal Property, as defined below, or upon any shares of Capital Stock of any Subsidiary owning or leasing any Principal Property, whether owned or leased on the date of the senior indenture or thereafter acquired, to secure any of our Debt or the Debt of any other Person, other than the senior debt securities issued under the senior indenture, without in any such case making effective provision whereby all of the senior debt securities outstanding thereunder shall be secured equally and ratably with, or prior to, that Debt so long as that Debt is so secured.
“Principal Property” means, whether owned or leased on the date of the senior indenture or thereafter acquired:
(a)   any pipeline assets of ours or of any Subsidiary, including any related facilities employed in the transportation, distribution, storage or marketing of refined petroleum products, natural gas liquids and carbon dioxide, that are located in the United States or any territory or political subdivision thereof; and
(b)   any processing or manufacturing plant or terminal owned or leased by us or any Subsidiary that is located in the United States or any territory or political subdivision thereof, except, in the case of either of the foregoing clauses (a) or (b):
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any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and

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any such assets, plant or terminal which, in the opinion of our board of directors, is not material in relation to our activities or to our activities and those of our Subsidiaries, taken as a whole.

This restriction does not apply to:
(1)   Permitted Liens, as defined below;
(2)   any lien upon any property or assets created at the time of acquisition of such property or assets by us or any Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within one year after the date of such acquisition;
(3)   any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof, whichever is later, to provide funds for that purpose;
(4)   any lien upon any property or assets existing thereon at the time of the acquisition thereof by us or any Subsidiary; provided, however, that such lien only encumbers the property or assets so acquired;
(5)   any lien upon any property or assets of a Person existing thereon at the time such Person becomes a Subsidiary by acquisition, merger or otherwise; provided, however, that such lien only encumbers the property or assets of such Person at the time such Person becomes a Subsidiary;
(6)   with respect to any series, any lien upon any property or assets of ours or any Subsidiary in existence on the date the senior debt securities of such series are first issued or provided for pursuant to agreements existing on such date;
(7)   liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which we have, or the applicable Subsidiary has, not exhausted our appellate rights;
(8)   any extension, renewal, refinancing, refunding or replacement, or successive extensions, renewals, refinancing, refunding or replacements, of liens, in whole or in part, referred to in clauses (1) through (7), inclusive, above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of ours and our Subsidiaries, including any premium, incurred in connection with such extension, renewal, refinancing, refunding or replacement; or
(9)   any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing any of our Debt or Debt of any Subsidiary.
Notwithstanding the foregoing, under the senior indenture, we may, and may permit any Subsidiary to, create, assume, incur, or suffer to exist any lien upon any Principal Property to secure our Debt or the Debt of any other Person, other than the senior debt securities, that is not excepted by clauses (1) through (9), inclusive, above without securing the senior debt securities issued under the senior indenture; provided that the aggregate principal amount of all Debt then outstanding secured by such lien and all similar liens, together with all Attributable Indebtedness, as defined below, from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below) does not exceed 10% of Consolidated Net Tangible Assets, as defined below. (Section 1005 of the senior indenture)

“Permitted Liens” means:
(1)   liens upon rights-of-way for pipeline purposes;
(2)   any statutory or governmental lien or lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, suppliers’, carriers’, landlords’, warehousemen’s or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair;
(3)   the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;
(4)   liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by us or any Subsidiary in good faith;
(5)   liens of, or to secure performance of, leases, other than capital leases;
(6)   any lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;
(7)   any lien upon property or assets acquired or sold by us or any Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;
(8)   any lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;
(9)   any lien in favor of us or any Subsidiary;
(10)   any lien in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any Debt incurred by us or any Subsidiary for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to such lien;
(11)   any lien securing industrial development, pollution control or similar revenue bonds;
(12)   any lien securing our Debt or Debt of any Subsidiary, all or a portion of the net proceeds of which are used, substantially concurrent with the funding thereof (and for purposes of determining such “substantial concurrence,” taking into consideration, among other things, required notices to be given to holders of outstanding senior debt securities under the senior indenture in connection with such refunding, refinancing or repurchase, and the required corresponding durations thereof), to refinance, refund or repurchase all outstanding senior debt securities under the senior indenture, including the amount of all accrued interest thereon and reasonable fees and expenses and premium, if any, incurred by us or any Subsidiary in connection therewith;
(13)   liens in favor of any Person to secure obligations under the provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute; or
(14)   any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations.
“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets after deducting therefrom:
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all current liabilities, excluding:

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any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed;

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current maturities of long-term Debt; and

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the value, net of any applicable reserves, of all goodwill, trade names, trademarks, patents and other like intangible assets,

all as set forth, or on a pro forma basis would be set forth, on our consolidated balance sheet for our most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.
Restriction on Sale-Leasebacks
The senior indenture provides that we will not, and will not permit any Subsidiary to, engage in the sale or transfer by us or any Subsidiary of any Principal Property to a Person, other than us or a Subsidiary, and the taking back by us or any Subsidiary, as the case may be, of a lease of such Principal Property, called a “Sale-Leaseback Transaction” in the senior indenture, unless:
(1)   such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;
(2)   the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;
(3)   we or the Subsidiary would be entitled to incur Debt secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the Attributable Indebtedness from such Sale-Leaseback Transaction without equally and ratably securing the senior debt securities; or
(4)   we or the Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to:
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the prepayment, repayment, redemption, reduction or retirement of any of our Debt or the Debt of any Subsidiary that is not subordinated to the senior debt securities, or

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the expenditure or expenditures for Principal Property used or to be used in the ordinary course of our business or the business of our Subsidiaries.

“Attributable Indebtedness,” when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value, discounted at the rate set forth or implicit in the terms of the lease included in such transaction, of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction, including any period for which such lease has been extended. In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated, in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated, or the amount determined assuming no such termination.
Notwithstanding the foregoing, under the senior indenture we may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of the first paragraph under “— Restriction on Sale-Leasebacks,” provided that the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Debt (other than the senior debt securities) secured by liens upon Principal Properties not excepted by clauses (1) through

(9), inclusive, of the first paragraph of the limitation on liens covenant described above, do not exceed 10% of Consolidated Net Tangible Assets. (Section 1006 of the senior indenture)
Provisions Only in the Subordinated Indenture
Subordinated Debt Securities Subordinated to Some Other Debt
Any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of our other debt to the extent described in a prospectus supplement. (Section 1401 of the subordinated indenture)
Provisions in Both Indentures
Consolidation, Merger or Asset Sale
Both indentures generally allow us to consolidate or merge with a Person. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a Person.
However, we will only consolidate or merge with or into any other Person or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which include the following requirements:
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the remaining or acquiring Person is organized under the laws of the United States, any state or the District of Columbia;

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the remaining or acquiring Person assumes all of our responsibilities and liabilities under the indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the indentures; and

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immediately after giving effect to the transaction, no event which is, or after notice or lapse of time or both would become, an Event of Default, as defined below, exists.

The remaining or acquiring Person will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer our assets substantially as an entirety, we will be released from all our liabilities and obligations under the indentures and the debt securities. If we lease our assets substantially as an entirety, we will not be released from our obligations under the indentures and the debt securities. (Sections 801 and 802)
Events of Default and Remedies
“Event of Default,” with respect to any series of debt securities, when used in an indenture, means any of the following:
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failure to pay the principal of or any premium on any debt security of that series when due;

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failure to pay interest on any debt security of that series for 30 days;

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failure to perform, or breach of, any term, covenant or warranty in the indenture, other than a term, covenant or warranty a default in the performance of which has expressly been included in the indenture solely for the benefit of one or more series of debt securities other than that series, that continues for 90 days after we are given written notice by the trustee or holders of at least 25% in principal amount of all the outstanding debt securities of that series;

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our bankruptcy, insolvency or reorganization; or

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any other Event of Default included in the indenture or any supplemental indenture with respect to debt securities of a particular series. (Section 501)

If an Event of Default with respect to a series of debt securities occurs and is continuing, upon written notice, the trustee or the holders of at least 25% in principal amount of all the outstanding debt securities of a particular series may declare the principal of all the debt securities of that series to be due and payable.

When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived before judgment has been obtained, other than nonpayment of principal or interest that has become due solely as a result of acceleration. (Section 502)
Holders of a series of debt securities may not enforce the indenture or the series of debt securities, except as provided in the indenture or a series of debt securities. (Section 507) The trustee may require indemnity satisfactory to it before it enforces the indenture or such series of debt securities. (Section 603) The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders. (Section 602)
Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 601) If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Section 512)
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under our other indebtedness will not necessarily constitute an event of default under the debt securities of any series issued under one of these indentures or vice versa.
Holders of beneficial interests in global notes as described under “— Form, Denomination and Registration; Book-Entry Only System” are not registered holders for purposes of the indentures and should consult their banks or brokers for information on how to give notice or direction to or make requests of the trustee or how to declare or cancel an acceleration of the maturity with respect to a series of debt securities.
Modification of Indentures
Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification, voting as one class.
No modification of the principal or interest payment terms, no modification reducing the percentage required for modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent. (Section 902)
In addition, we and the trustee may amend the indentures without the consent of any holder of the debt securities to make certain technical changes, such as:
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curing ambiguities or correcting defects or inconsistencies;

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evidencing the succession of another Person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

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providing for a successor trustee;

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qualifying the indentures under the Trust Indenture Act;

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complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded;

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supplementing any provisions of the indentures to permit the defeasance and discharge of debt securities of any series, provided that such action does not adversely affect the interests of holders of debt securities of that or any other series;

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adding or changing provisions relating to a particular series of debt securities that does not affect the rights of any holder in any material respect; or

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adding, changing or eliminating provisions relating to a particular series of debt securities to be issued. (Section 901)

Defeasance
At any time we may terminate all our obligations under an indenture as it relates to the notes of any series, a process commonly called “legal defeasance,” except for certain obligations, including those respecting the defeasance trust described below, and obligations to register the transfer of or to exchange the notes of that series, to replace mutilated, destroyed, lost or stolen notes of that series and to maintain a registrar and paying agent in respect of such notes. (Section 1302)
We also at any time may terminate our obligations under covenant restrictions on the debt securities of any series by a process commonly called “covenant defeasance.” (Section 1303)
We may exercise our legal defeasance option notwithstanding the prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the notes of the defeased series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option for the notes of a particular series, payment of the debt securities of that series may not be accelerated because of an Event of Default specified in the third bullet point under “— Events of Default and Remedies” above.
We may exercise either defeasance option at any time on or following the 91st day after we irrevocably deposit in trust (the “defeasance trust”) with the trustee money, U.S. Government Obligations (as defined in the indentures) or a combination thereof for the payment of principal, premium, if any, and interest on the debt securities of the relevant series to redemption or stated maturity, as the case may be, and comply with certain other conditions, including delivery to the trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.
In the event of any legal defeasance, holders of the debt securities of the relevant series would be entitled to look only to the defeasance trust for payment of principal of and any premium and interest on their debt securities until maturity.
Although the amount of money and U.S. Government Obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the debt securities of a defeased series at the time of their stated maturity, if we exercise our covenant defeasance option for the debt securities of any series and the debt securities are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the notes of that series at the time of the acceleration resulting from such Event of Default. However, in that circumstance we would remain liable for such payments.
Discharge
We may discharge all our obligations under an indenture with respect to the notes of any series, other than our obligation to register the transfer of and to exchange notes of that series, when either:
•
all outstanding notes of that series, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

•
all such notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such notes, including interest to the stated maturity or applicable redemption date. (Section 401)

Concerning the Trustee
U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association) is the trustee under the senior indenture and the subordinated indenture. The corporate trust office of the trustee is located at 8 Greenway Plaza, Suite 1100, Houston, Texas 77046.
Under provisions of the indentures and the Trust Indenture Act governing trustee conflicts of interest, any uncured Event of Default with respect to any series of senior debt securities will force the trustee to resign as trustee under either the subordinated indenture or the senior indenture. Also, any uncured Event of Default with respect to any series of subordinated debt securities will force the trustee to resign as trustee under either the senior indenture or the subordinated indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.
The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series. (Section 610)
Each indenture contains certain limitations on the right of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise. (Section 613)
The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities. (Section 703)
Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of certain of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action. (Section 102)
Governing Law
The indentures are and the debt securities will be governed by the laws of the State of New York. (Section 112)
No Personal Liability of Our Directors, Officers, Employees, Agents or Shareholders
Our directors, officers, employees, agents and shareholders will not have any liability for our obligations under the indentures or the debt securities or for any certificate or similar writing delivered pursuant to the indentures. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. (Section 116)
Form, Denomination and Registration; Book-Entry Only System
Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. (Section 302) You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange. (Section 305)
Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or any successor depositary, which we call a depositary, and will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC.

Ownership of beneficial interests in a global note will be limited to persons, called participants, who have accounts with DTC or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of these ownership interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).
So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities of that series represented by such global note for all purposes of the indenture, the debt securities of that series and applicable law. Accordingly, owners of interests in global notes will not be considered registered owners or holders of the global notes. In addition, no beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those under the applicable indenture.
Payments on debt securities represented by global notes will be made to DTC or its nominee, as the registered owner thereof. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in global notes, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any action taken or omitted to be taken by the depositary or any participant.
We expect that DTC or its nominee will credit participants’ accounts on the payable date with payments in respect of a global note in amounts proportionate to their respective beneficial interest in the principal amount of such global note as shown on the records of DTC or its nominee, unless DTC has reason to believe that it will not receive payment on the payable date. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants.
Transfers between participants in DTC will be effected in accordance with DTC rules. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be impaired. Because DTC can only act on behalf of participants, who in turn act on behalf of others, such as securities brokers and dealers, banks and trust companies, called indirect participants, the ability of a person having a beneficial interest in a global note to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.
DTC will take any action permitted to be taken by a holder of debt securities of a series only at the direction of one or more participants to whose account interests in global notes are credited and only in respect of such portion of the aggregate principal amount of the debt securities of a series as to which such participant or participants has or have given such direction.
If:
•
DTC notifies us that it is unwilling or unable to continue as depositary or if it ceases to be eligible under the applicable indenture and we do not appoint a successor depositary within 90 days, or

•
an event of default with respect to a series of debt securities shall have occurred and be continuing,

the respective global notes representing the affected series of debt securities will be exchanged for debt securities in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities shall be registered in such name or names as the depositary shall instruct the trustee. Such instructions will most likely be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global notes.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants, including those who may act as underwriters of our debt securities. Access to the DTC system is also available to others such as indirect participants that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures and may discontinue such procedures at any time. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Investors may hold interests in the notes outside the United States through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
Transfers of notes by persons holding through Euroclear or Clearstream participants will be effected through DTC, in accordance with DTC’s rules, on behalf of the relevant European international clearing system by its depositaries; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositaries to take action to effect exercise of the notes on its behalf by delivering notes through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the notes held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositaries.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.
CROSS GUARANTEE
On November 26, 2014, we entered into a cross guarantee agreement, which we refer to as the “Cross Guarantee Agreement,” with substantially all of our wholly owned subsidiaries whereby each party to the agreement, including us, agrees to unconditionally guarantee certain indebtedness of each other party to the agreement.
The Cross Guarantee Agreement is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2022, and as updates are made to the guarantors and guaranteed obligations thereunder, we file updated versions of the Cross Guarantee Agreement as exhibits to our subsequent Exchange Act reports. See “Where You Can Find More Information.” The following description is a summary of the material provisions of the Cross Guarantee Agreement. This summary does not purport to be complete and may not contain all of the information about the Cross Guarantee Agreement that is important to investors in our debt securities. We encourage investors to read carefully the Cross Guarantee Agreement in its entirety before making any investment decision. In this section, the words “we,” “us” and “our” refer only to Kinder Morgan, Inc. and not to any of its subsidiaries or affiliates.

General
We and substantially all of our wholly owned subsidiaries, which we collectively refer to as the “Guarantors,” are parties to the Cross Guarantee Agreement. Each Guarantor jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor, the prompt and complete payment when due (whether at the stated maturity by acceleration or otherwise) of the obligations subject to the agreement, which we refer to as the “Guaranteed Obligations.” The Guaranteed Obligations are set forth on a schedule to the agreement, which will be amended from time to time in accordance with the terms of the agreement. We expect that the debt securities that may be offered and sold hereunder will be Guaranteed Obligations. The guarantees under the Cross Guarantee Agreement are made for the benefit of, and may be enforced by, the “Guaranteed Parties,” which in the case of our debt securities means the holders of such debt securities, as discussed under “Description of Debt Securities.” We will provide a copy of the Cross Guarantee Agreement, including the most recently amended schedules and supplements thereto, to any Guaranteed Party upon written request to us at the address set forth in the agreement; provided that this obligation will be deemed to be satisfied if we have filed a copy of the agreement, including the most recently amended schedules and supplements thereto, with the SEC within three months preceding the date on which we receive such written request.
Additional Guarantors and Guaranteed Obligations
We will cause each “Subsidiary” (as defined in the Cross Guarantee Agreement) that is not an “Excluded Subsidiary” (as defined in the Cross Guarantee Agreement) formed or otherwise purchased or acquired after the date of the Cross Guarantee Agreement (including any Subsidiary that ceases to constitute an Excluded Subsidiary) to execute a supplement to the agreement and become a Guarantor within 45 days of the occurrence of the event that requires such entity to become a Guarantor.
Any “Indebtedness” issued by a Guarantor or for which a Guarantor otherwise becomes obligated after the date of the agreement will become a Guaranteed Obligation upon the execution by all Guarantors of a notation of guarantee, which will be affixed to the instrument or instruments evidencing such Indebtedness. “Indebtedness” generally means any senior, unsecured obligation for borrowed money and any payment obligation with respect to obligations under certain hedging agreements.
Release of Guarantors and Guaranteed Obligations
A Guarantor will be automatically released from its guarantee under the Cross Guarantee Agreement upon release of such Guarantor from the guarantee under our revolving credit facility, including upon consummation of any transaction resulting in such Guarantor ceasing to constitute a Subsidiary or upon any Guarantor becoming an Excluded Subsidiary. Such a transaction or event is referred to as a “Release Event.”
Upon the occurrence of a Release Event, each Guaranteed Obligation for which such released Guarantor was the issuer will be automatically released from the provisions of the Cross Guarantee Agreement and will cease to constitute a Guaranteed Obligation; provided that in the case of any Guaranteed Obligation that has been assigned an investment grade rating by specified rating agencies, such Guaranteed Obligation will be released, effective as of the 91st day after the occurrence of the Release Event, if and only if a “Rating Decline” with respect to such Guaranteed Obligation does not occur. “Rating Decline” generally means the occurrence of the following on, or within 90 days after, the date of the occurrence of a Release Event or of public notice of the intention to effect a Release Event (which period may be extended so long as the rating of such Guaranteed Obligation is under publicly announced consideration for possible downgrade by either of the specified rating agencies): (i) in the event the applicable Guaranteed Obligation is assigned an investment grade rating by both rating agencies on the date immediately prior to the Release Event or public notice of the intention to effect the Release Event, the rating of such Guaranteed Obligation by one or both of the rating agencies is below an investment grade rating; or (ii) in the event such Guaranteed Obligation is rated below an investment grade rating by either of the Rating Agencies on such date, any such below- investment grade rating is decreased by one or more gradations.

Termination of Guarantees
The guarantee obligations under the Cross Guarantee Agreement will terminate when all Guaranteed Obligations thereunder have been paid in full or have been deemed paid and discharged by defeasance pursuant to the terms of the instruments governing such Guaranteed Obligations. This date is referred to as the “Guarantee Termination Date.”
Amendment
The Guarantors may amend or supplement the Cross Guarantee Agreement:
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to cure any ambiguity, defect or inconsistency;

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to reflect a change in the Guarantors or the Guaranteed Obligations made in accordance with the agreement;

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to make any change that would provide any additional rights or benefits to the Guaranteed Parties or that would not adversely affect the legal rights thereunder of any Guaranteed Party in any material respect; or

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to conform the agreement to any change made to our revolving credit agreement or to the guarantee thereunder.

Except as set forth above, the Guarantors may not amend, supplement or otherwise modify the agreement prior to the Guarantee Termination Date without the prior written consent of the holders of the majority of the outstanding principal amount of the Guaranteed Obligations (excluding obligations with respect to hedging agreements, subject to specified exceptions).
DESCRIPTION OF OUR CAPITAL STOCK
The following information is a summary of the material terms of our certificate of incorporation and bylaws and the shareholders agreement between us and certain of our investors. Copies of our certificate of incorporation and bylaws and the shareholders agreement are filed as exhibits to our Exchange Act reports and incorporated by reference in this prospectus. See “Where You Can Find More Information.” You should refer to the provisions of these documents because they, and not this summary, will govern your rights as a holder of shares of our capital stock.
General
Our authorized capital stock consists of:
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4,000,000,000 shares of Class P common stock, $0.01 par value per share, which we refer to as our “common stock,” 2,222,773,933 shares of which were outstanding as of the date of this prospectus; and

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10,000,000 shares of preferred stock, $0.01 par value per share, none of which were outstanding as of the date of this prospectus.

Common Stock
Voting Rights
Each share of our common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of our common stock are entitled to vote. Holders of our capital stock do not have cumulative voting rights.
Dividends
Holders of our common stock share equally in any dividend declared by our board of directors, subject to the rights of the holders of any outstanding preferred stock.

Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to our stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distributions and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock, if required pursuant to the terms of any such preferred stock, before we may pay distributions to the holders of common stock.
Other Rights
Our stockholders have no preemptive or other rights to subscribe for additional shares. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable.
Preferred Stock
Our board of directors is authorized, subject to the limits imposed by the General Corporation Law of the State of Delaware, which we refer to in this prospectus as the “DGCL,” to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series of preferred stock, and to fix the rights, preferences, privileges, qualifications, limitations and restrictions of the shares of each wholly unissued series of preferred stock. Our board of directors also is authorized to increase or decrease the number of shares of any series, but not below the number of shares of that series of preferred stock then outstanding and not above the total number of shares of preferred stock authorized by our certificate of incorporation, without any further vote or action by our stockholders.
Our board of directors may authorize the issuance of preferred stock with voting rights that affect adversely the voting power or other rights of our other classes of stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, also could have the effect of delaying, deferring or preventing a change in control or causing the market price of our common stock to decline.
Shareholders Agreement
In 2011, in connection with our initial public offering, we entered into a shareholders agreement with a group of shareholders referred to as the “Investors,” which include Richard D. Kinder, an investment entity affiliated with our director Michael C. Morgan, other members of our management and investment funds advised by or affiliated with entities that participated in our 2007 going private transaction (“Sponsor Investors”).
None of the Sponsor Investors are still parties to the shareholders agreement. As a result, certain provisions in the shareholders agreement no longer apply. The shareholders agreement provides certain registration rights to the remaining Investors who are party to the agreement. The shareholders agreement will terminate when none of the shareholder parties thereto hold any shares of common stock.
Persons who become holders of our common stock by purchasing shares in an offering under this prospectus or by purchasing shares in the open market will not become parties to the shareholders agreement, but the shareholders agreement will continue in effect. A summary of the provisions of our shareholders agreement is contained in our proxy statement for our 2023 annual meeting of stockholders, which was filed with the SEC on March 31, 2023 and is incorporated into this prospectus by reference. See “Where You Can Find More Information.” We encourage you to read the shareholders agreement and the amendments thereto, which are filed as exhibits to the registration statement of which this prospectus forms a part, in their entirety.

Certain Other Provisions of Our Charter and Bylaws and Delaware Law
Board of Directors
Our certificate of incorporation provides that the number of directors will be fixed in the manner provided in our bylaws. Our bylaws provide that the number of directors will be as fixed from time to time by resolution of a majority of our board of directors.
Limitations of Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of fiduciary duties. Our certificate of incorporation eliminates the personal liability of directors and officers for monetary damages for actions taken as a director or officer to the fullest extent authorized by the DGCL. The DGCL does not permit exculpation for liability:
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for breach of the duty of loyalty;

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for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

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of a director under Section 174 of the DGCL (unlawful dividends and stock repurchases);

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for transactions from which the director or officer derived improper personal benefit; or

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of an officer in any action by or in the right of the corporation.

Our certificate of incorporation and bylaws provide that we shall indemnify our current and former directors and officers, and may indemnify our employees, agents and other persons, to the fullest extent permitted by law. We also are expressly authorized to carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees and agents for any liabilities incurred in any such capacity, whether or not we would have the power to indemnify such person against such liability. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, an investment in our stock may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Amending Our Certificate of Incorporation and Bylaws
Our certificate of incorporation may be amended in any manner provided by the DGCL. Because our common stock is the only class of capital stock that is outstanding as of the date of this prospectus, our certificate of incorporation may be amended with the affirmative vote of a majority of the outstanding shares of our common stock, except that any provision requiring a supermajority vote of stockholders may only be amended with such supermajority vote.
Our bylaws may be altered, amended, or repealed or new bylaws may be adopted by the stockholders holding shares representing two-thirds of total number of votes that may be cast in the election of directors or by the board of directors at any regular meeting of the stockholders or the board of directors or at any special meeting of the stockholders or the board of directors if notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting.
Certain Anti-takeover Provisions of Our Charter and Bylaws and Delaware Law
Our certificate of incorporation and bylaws have the following provisions that could deter, delay or prevent a third party from acquiring us, even if doing so would benefit our stockholders.

Undesignated Preferred Stock
The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company. Further, the rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued in the future.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
Our bylaws provide that special meetings of the stockholders may be called only upon the request of the chairman of the board, the chief executive officer, the president or the board of directors or upon the written request of stockholders of record of not less than 20% of all voting power entitled to vote at such meeting. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.
Our bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with specified information. Our bylaws provide that any director or the board of directors may be removed, with or without cause, by an affirmative vote of shares representing the majority of all voting power then entitled to vote at an election of directors. Our bylaws also provide that vacancies may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by our stockholders. Our bylaws allow the chairman of a meeting of the stockholders to adopt rules and regulations for the conduct of meetings that may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions also may defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of us.
No Stockholder Action by Written Consent
Our certificate of incorporation provides that any vote or similar action required or permitted to be taken by holders of our common stock must be effected at a duly called annual or special meeting of our stockholders and may not be effected by consent in writing by such stockholders.
Section 203 of the DGCL
We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or who is an affiliate or associate of the corporation and did own within three years prior to the determination of interested stockholder status) 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless:
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before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
•
at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders, but not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. We have not opted out of this provision, so Section 203 will apply to any stockholder that becomes an interested stockholder after our initial public offering. The statute, as it applies to interested stockholders other than Mr. Kinder, could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us. These provisions of the DGCL could have the effect of deferring, delaying or discouraging hostile takeovers and may also have the effect of preventing changes in control or management of our company. It is possible that these provisions could make it more difficult to accomplish transactions other stockholders might deem desirable.
Transfer Agent and Registrar
As of the date of this prospectus, the transfer agent and registrar of our common stock is Computershare Trust Company, N.A.
New York Stock Exchange Listing
Our common stock is listed on The New York Stock Exchange under the symbol “KMI.”
DESCRIPTION OF DEPOSITARY SHARES
We will set forth in the applicable prospectus supplement a description of any depositary shares issued by us that may be offered and sold pursuant to this prospectus.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus:
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through agents;

•
through underwriters or dealers;

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directly to one or more purchasers;

•
pursuant to delayed delivery contracts or forward contracts; or

•
through a combination of any of these methods of sale.

To the extent required, we will describe a particular plan of distribution, including information regarding any agents, underwriters, dealers or direct purchasers and their respective compensation, in the applicable prospectus supplement.
By Agents
Securities may be sold through agents designated by us. Unless otherwise indicated in a prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.
By Underwriters
If underwriters are used in the sale, the securities offered will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities offered will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Direct Sales
Securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.
Delayed Delivery Contracts or Forward Contracts
If indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts or forward contracts providing for payment or delivery on a specified date in the future at prices determined as described in the prospectus supplement. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
General Information
The debt securities, preferred stock or depositary shares, when first issued, will have no established trading market. Any underwriters or agents to whom or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.
The debt securities, preferred stock or depositary shares offered may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for the such securities.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation will be described in a prospectus supplement.
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make because of those liabilities.
Underwriters, dealers and agents or their affiliates may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.
One or more firms, referred as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon the purchase of the securities.

Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and terms of the agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make because of those liabilities. Remarketing firms or their affiliates may engage in transaction with, or perform services for, us or our affiliates in the ordinary course of their business.
VALIDITY OF THE SECURITIES
The validity of the securities being offered hereby will be passed upon for us by Bracewell LLP, Houston, Texas.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the expenses to be incurred by Kinder Morgan, Inc. in connection with the issuance and distribution of the securities being registered.
SEC Registration Fee	$	*
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Fees and Expenses of Transfer Agent and Trustee		**
Listing Fees		**
Printing Fees		**
Miscellaneous		**
Total	$	**

*
To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**
Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities cannot be determined at this time. The estimates of such expenses will be included in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
Kinder Morgan, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
As permitted by the DGCL, the registrant’s certificate of incorporation includes a provision that eliminates the personal liability of its directors and officers for monetary damages for breach of fiduciary duty as a director or officer, except for liability:
•
for any breach of the duty of loyalty to the registrant or its stockholders;

•
for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

•
of a director under Section 174 of the DGCL regarding unlawful dividends and stock purchases;

•
for any transaction from which the director or officer derived an improper personal benefit; or

•
of an officer in any action by or in the right of the corporation.

As permitted by the DGCL, the registrant’s certificate of incorporation and bylaws provide that:
•
the registrant is required to indemnify its directors and officers to the fullest extent permitted under the DGCL, subject to very limited exceptions;

•
the registrant may indemnify its other employees and agents to the fullest extent permitted by law, subject to very limited exceptions;

•
the registrant is required to advance expenses, as incurred, to its directors and officers in connection with a proceeding to the maximum extent permitted under the DGCL, subject to very limited exceptions; and

•
the rights conferred in the certificate of incorporation or bylaws are not exclusive.

The registrant maintains liability insurance policies covering its officers and directors against some liabilities, including certain liabilities under the Securities Act, that may be incurred by them.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Item 16.   Exhibits.
Exhibit Number		Description of Exhibit
1.1**	—	Underwriting Agreement.
4.1	—	Senior Indenture, dated as of March 1, 2012, between Kinder Morgan, Inc. and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as Trustee (filed as Exhibit 4.1 to Kinder Morgan, Inc.’s Registration Statement on Form S-3 filed on March 1, 2012 (File No. 333-179812) and incorporated herein by reference).
4.2	—
Form of Senior Note of Kinder Morgan, Inc. (included in the Senior Indenture filed as Exhibit 4.1 to Kinder Morgan, Inc.’s Registration Statement on Form S-3 filed on March 1, 2012 (File No. 333-179812) and incorporated herein by reference).

4.3	—	Subordinated Indenture, dated as of March 1, 2012, between Kinder Morgan, Inc. and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as Trustee (filed as Exhibit 4.3 to Kinder Morgan, Inc.’s Registration Statement on Form S-3 filed on March 1, 2012 (File No. 333-179812) and incorporated herein by reference).
4.4	—	Form of Subordinated Note of Kinder Morgan, Inc. (included in the Subordinated Indenture filed as Exhibit 4.3 to Kinder Morgan, Inc.’s Registration Statement on Form S-3 filed on March 1, 2012 (File No. 333-179812) and incorporated herein by reference).
4.5**	—	Form of Deposit Agreement.
4.6**	—	Form of Preferred Stock Certificate of Designation.

Exhibit Number		Description of Exhibit
4.7	—	Cross Guarantee Agreement (filed as Exhibit 10.1 to Kinder Morgan, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (File No. 001-35081) and incorporated herein by reference).
4.8	—
Form of certificate representing Class P common shares of Kinder Morgan, Inc. (filed as Exhibit 4.1 to Kinder Morgan, Inc.’s Registration Statement on Form S-1 filed on January 18, 2011 (File No. 333-170773) and incorporated herein by reference).

4.9	—	Shareholders Agreement among Kinder Morgan, Inc. and certain holders of common stock (filed as Exhibit 4.2 to Kinder Morgan, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 (File No. 001-35081) and incorporated herein by reference).
4.10	—	Amendment No. 1 to the Shareholders Agreement among Kinder Morgan, Inc. and certain holders of common stock (filed as Exhibit 4.3 to Kinder Morgan, Inc.’s Current Report on Form 8-K filed on May 30, 2012 (File No. 001-35081) and incorporated herein by reference).
4.11	—	Amendment No. 2 to the Shareholders Agreement among Kinder Morgan, Inc. and certain holders of common stock (filed as Exhibit 4.1 to Kinder Morgan, Inc.’s Current Report on Form 8-K filed on December 3, 2014 (File No. 001-35081) and incorporated herein by reference).
5.1*	—	Opinion of Bracewell LLP as to the legality of the securities being offered.
23.1*	—	Consent of Bracewell LLP (included in their opinion filed as Exhibit 5.1).
23.2*	—	Consent of PricewaterhouseCoopers LLP.
24.1*	—	Powers of attorney.
25.1*	—
Form T-1 Statement of Eligibility related to Senior Debt Securities and Subordinated Debt Securities under the Trust Indenture Act of U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association).

107*	—	Filing Fee Table.

*
Filed herewith.

**
To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.

Item 17.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be a part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 20, 2023.
KINDER MORGAN, INC.
By:
/s/ David P. Michels

Name:
David P. Michels

Title:
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on October 20, 2023.
Signature	Title
/s/ RICHARD D. KINDER* Richard D. Kinder	Director and Executive Chairman
/s/ KIMBERLY A. DANG* Kimberly A. Dang	Director and Chief Executive Officer (Principal Executive Officer)
/s/ DAVID P. MICHELS David P. Michels	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ TED A. GARDNER* Ted A. Gardner	Director
/s/ ANTHONY W. HALL, JR.* Anthony W. Hall, Jr.	Director
/s/ GARY L. HULTQUIST* Gary L. Hultquist	Director
/s/ STEVEN J. KEAN* Steven J. Kean	Director
/s/ RONALD L. KUEHN, JR.* Ronald L. Kuehn, Jr.	Director
/s/ DEBORAH A. MACDONALD* Deborah A. Macdonald	Director
/s/ MICHAEL C. MORGAN* Michael C. Morgan	Director

Signature	Title
/s/ ARTHUR C. REICHSTETTER* Arthur C. Reichstetter	Director
/s/ C. PARK SHAPER * C. Park Shaper	Director
/s/ WILLIAM A. SMITH* William A. Smith	Director
/s/ JOEL V. STAFF* Joel V. Staff	Director
/s/ ROBERT F. VAGT* Robert F. Vagt	Director
*By:	/s/ CATHERINE CALLAWAY JAMES Catherine Callaway James Attorney-in-fact for persons indicated

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant below has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on October 20, 2023.
KINDER MORGAN ENERGY PARTNERS, L.P.
By: Kinder Morgan GP LLC,
its general partner
By:
/s/ R. Eric McCord

Name: R. Eric McCord
Title: Vice President
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on October 20, 2023.
Signature	Title
/s/ THOMAS A. MARTIN Thomas A. Martin	President of Kinder Morgan GP LLC (Principal Executive Officer)
/s/ DAVID P. MICHELS David P. Michels	Vice President and Chief Financial Officer of Kinder Morgan GP LLC (Principal Financial and Accounting Officer)
/s/ R. ERIC MCCORD R. Eric McCord	Vice President of Kinder Morgan GP LLC

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant below (each a “Corporation”) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on October 20, 2023.
COPANO ENERGY FINANCE CORPORATION
EL PASO CITRUS HOLDINGS, INC.
EPTP ISSUING CORPORATION
KINDER MORGAN CARBON DIOXIDE
TRANSPORTATION COMPANY
KMGP SERVICES COMPANY, INC.
KN TELECOMMUNICATIONS, INC.
By:
/s/ R. Eric McCord

R. Eric McCord
Vice President of each Corporation
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on October 20, 2023.
Signature	Title
/s/ THOMAS A. MARTIN Thomas A. Martin	Director and President of each of Copano Energy Finance Corporation, El Paso Citrus Holdings, Inc., EPTP Issuing Corporation, KMGP Services Company, Inc. and KN Telecommunications, Inc. (Principal Executive Officer)
/s/ DAVID P. MICHELS David P. Michels	Vice President and Chief Financial Officer of each Corporation (Principal Financial and Accounting Officer)
/s/ ANTHONY B. ASHLEY Anthony B. Ashley	President of Kinder Morgan Carbon Dioxide Transportation Company (Principal Executive Officer)
/s/ R. ERIC MCCORD R. Eric McCord	Director of each Corporation

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant below (each a “KMP Member Managed Subsidiary”) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on October 20, 2023.
AMERICAN PETROLEUM TANKERS LLC
AMERICAN PETROLEUM TANKERS PARENT LLC
AMERICAN PETROLEUM TANKERS II LLC
AMERICAN PETROLEUM TANKERS III LLC
AMERICAN PETROLEUM TANKERS IV LLC
AMERICAN PETROLEUM TANKERS V LLC
AMERICAN PETROLEUM TANKERS VI LLC
AMERICAN PETROLEUM TANKERS VII LLC
AMERICAN PETROLEUM TANKERS VIII LLC
AMERICAN PETROLEUM TANKERS IX LLC
AMERICAN PETROLEUM TANKERS X LLC
AMERICAN PETROLEUM TANKERS XI LLC
APT INTERMEDIATE HOLDCO LLC
APT NEW INTERMEDIATE HOLDCO LLC
APT FLORIDA LLC
APT PENNSYLVANIA LLC
APT SUNSHINE STATE LLC
ARLINGTON STORAGE COMPANY, LLC
BETTY LOU LLC
CAMINO REAL GAS GATHERING COMPANY LLC
CAMINO REAL GATHERING COMPANY, L.L.C.
CANTERA GAS COMPANY LLC
CDE PIPELINE LLC
CENTRAL FLORIDA PIPELINE LLC
CIG GAS STORAGE COMPANY LLC
COPANO DOUBLE EAGLE LLC
COPANO ENERGY, L.L.C.
COPANO ENERGY SERVICES/UPPER GULF COAST LLC
COPANO FIELD SERVICES GP, L.L.C.
COPANO FIELD SERVICES/NORTH TEXAS, L.L.C.
COPANO FIELD SERVICES/SOUTH TEXAS LLC
COPANO FIELD SERVICES/UPPER GULF COAST LLC
COPANO LIBERTY, LLC
COPANO NGL SERVICES (MARKHAM), L.L.C.
COPANO NGL SERVICES LLC

COPANO PIPELINES GROUP, L.L.C.
COPANO PIPELINES/NORTH TEXAS, L.L.C.
COPANO PIPELINES/ROCKY MOUNTAINS, LLC
COPANO PIPELINES/SOUTH TEXAS LLC
COPANO PIPELINES/UPPER GULF COAST LLC
COPANO PROCESSING LLC
COPANO RISK MANAGEMENT LLC
COPANO TERMINALS LLC
COPANO/WEBB-DUVAL PIPELINE LLC
CPNO SERVICES LLC
EAGLE FORD GATHERING LLC
EL PASO NATURAL GAS COMPANY, L.L.C.
ELBA EXPRESS COMPANY, L.L.C.
ELIZABETH RIVER TERMINALS LLC
EPBGP CONTRACTING SERVICES LLC
EP RUBY LLC
HARRAH MIDSTREAM LLC
ICPT, L.L.C.
JV TANKER CHARTERER LLC
KINDER MORGAN 2-MILE LLC
KINDER MORGAN ADMINISTRATIVE SERVICES TAMPA LLC
KINDER MORGAN ALTAMONT LLC
KINDER MORGAN BALTIMORE TRANSLOAD TERMINAL LLC
KINDER MORGAN BATTLEGROUND OIL LLC
KINDER MORGAN BORDER PIPELINE LLC
KINDER MORGAN CO2 COMPANY LLC
KINDER MORGAN COMMERCIAL SERVICES LLC
KINDER MORGAN CRUDE & CONDENSATE LLC
KINDER MORGAN CRUDE MARKETING LLC
KINDER MORGAN CRUDE OIL PIPELINES LLC
KINDER MORGAN CRUDE TO RAIL LLC
KINDER MORGAN CUSHING LLC
KINDER MORGAN DALLAS FORT WORTH RAIL TERMINAL LLC
KINDER MORGAN DEEPROCK NORTH HOLDCO LLC
KINDER MORGAN ENDEAVOR LLC
KINDER MORGAN EP MIDSTREAM LLC
KINDER MORGAN FREEDOM PIPELINE LLC
KINDER MORGAN GALENA PARK WEST LLC
KINDER MORGAN IMT HOLDCO LLC

KINDER MORGAN KEYSTONE GAS STORAGE LLC
KINDER MORGAN KMAP LLC
KINDER MORGAN LAS VEGAS LLC
KINDER MORGAN LINDEN TRANSLOAD TERMINAL LLC
KINDER MORGAN LIQUIDS TERMINALS LLC
KINDER MORGAN LIQUIDS TERMINALS ST. GABRIEL LLC
KINDER MORGAN LOUISIANA PIPELINE HOLDING LLC
KINDER MORGAN LOUISIANA PIPELINE LLC
KINDER MORGAN MATERIALS SERVICES, LLC
KINDER MORGAN NATGAS O&M LLC
KINDER MORGAN NORTH TEXAS PIPELINE LLC
KINDER MORGAN OPERATING LLC “A”
KINDER MORGAN OPERATING LLC “B”
KINDER MORGAN OPERATING LLC “C”
KINDER MORGAN OPERATING LLC “D”
KINDER MORGAN PECOS LLC
KINDER MORGAN PECOS VALLEY LLC
KINDER MORGAN PETCOKE GP LLC
KINDER MORGAN PETCOKE, L.P. By Kinder Morgan Petcoke GP LLC, its general partner
KINDER MORGAN PETCOKE LP LLC
KINDER MORGAN PETROLEUM TANKERS LLC
KINDER MORGAN PIPELINE LLC
KINDER MORGAN PORT MANATEE TERMINAL LLC
KINDER MORGAN PORT SUTTON TERMINAL LLC
KINDER MORGAN PORT TERMINALS USA LLC
KINDER MORGAN PORTLAND JET LINE LLC
KINDER MORGAN PRODUCTION COMPANY LLC
KINDER MORGAN PRODUCTS TERMINALS LLC
KINDER MORGAN RAIL SERVICES LLC
KINDER MORGAN RESOURCES II LLC
KINDER MORGAN RESOURCES III LLC
KINDER MORGAN SCURRY CONNECTOR LLC
KINDER MORGAN SNG OPERATOR LLC
KINDER MORGAN SOUTHEAST TERMINALS LLC

KINDER MORGAN TANK STORAGE TERMINALS LLC
KINDER MORGAN TEJAS PIPELINE LLC
KINDER MORGAN TERMINALS WILMINGTON LLC
KINDER MORGAN TEXAS PIPELINE LLC
KINDER MORGAN TRANSMIX COMPANY, LLC
KINDER MORGAN TREATING LP By KM Treating GP LLC, its general partner
KINDER MORGAN TREATING ODESSA LLC
KINDER MORGAN UTICA LLC
KINDER MORGAN VIRGINIA LIQUIDS TERMINALS LLC
KINDER MORGAN WINK PIPELINE LLC
KINDERHAWK FIELD SERVICES LLC
KM EAGLE GATHERING LLC
KM KASKASKIA DOCK LLC
KM LIQUIDS MARKETING LLC
KM LIQUIDS TERMINALS LLC
KM LOUISIANA MIDSTREAM LLC
KM NORTH CAHOKIA LAND LLC
KM NORTH CAHOKIA TERMINAL PROJECT LLC
KM TREATING GP LLC
KM UTOPIA OPERATOR LLC
LOMITA RAIL TERMINAL LLC
MJR OPERATING LLC
MOJAVE PIPELINE COMPANY, L.L.C.
MOJAVE PIPELINE OPERATING COMPANY, L.L.C.
PALMETTO PRODUCTS PIPE LINE LLC
PI 2 PELICAN STATE LLC
PINNEY DOCK & TRANSPORT LLC
RAHWAY RIVER LAND LLC
SCISSORTAIL ENERGY, LLC
SOUTHERN DOME, LLC
SOUTHERN GULF LNG COMPANY, L.L.C.
SOUTHERN LIQUEFACTION COMPANY LLC
SOUTHERN LNG COMPANY, L.L.C.
SOUTHERN OKLAHOMA GATHERING LLC
SOUTHWEST FLORIDA PIPELINE LLC
SRT VESSELS LLC
STAGECOACH ENERGY SOLUTIONS LLC
STAGECOACH GAS SERVICES LLC
STAGECOACH OPERATING SERVICES LLC

STAGECOACH PIPELINE & STORAGE COMPANY LLC
STEVEDORE HOLDINGS, L.P. By Kinder Morgan Petcoke GP LLC, its general partner
TEJAS GAS, LLC
TEJAS NATURAL GAS, LLC
TRANSCOLORADO GAS TRANSMISSION COMPANY LLC
TWIN TIER PIPELINE LLC
UTICA MARCELLUS TEXAS PIPELINE LLC
WYOMING INTERSTATE GAS COMPANY, L.L.C.

By:
/s/ R. ERIC MCCORD

R. Eric McCord
Vice President
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on October 20, 2023.
Signature	Title
/s/ THOMAS A. MARTIN Thomas A. Martin	President of Kinder Morgan GP LLC, the general partner of Kinder Morgan Energy Partners, L.P., the direct or indirect sole member of each KMP Member Managed Subsidiary (Principal Executive Officer)
/s/ DAVID P. MICHELS David P. Michels	Vice President and Chief Financial Officer of Kinder Morgan GP LLC (Principal Financial and Accounting Officer)
/s/ R. ERIC MCCORD R. Eric McCord	Vice President of Kinder Morgan GP LLC, the general partner of Kinder Morgan Energy Partners, L.P., the direct or indirect sole member of each KMP Member Managed Subsidiary

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant below (each a “KMI Subsidiary”) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on October 20, 2023.
CIG PIPELINE SERVICES COMPANY, L.L.C.
DAKOTA BULK TERMINAL LLC
DELTA TERMINAL SERVICES LLC
EL PASO CHEYENNE HOLDINGS, L.L.C.
EL PASO CNG COMPANY, L.L.C.
EL PASO ENERGY SERVICE COMPANY, L.L.C.
EL PASO LLC
EL PASO MIDSTREAM GROUP LLC
EL PASO NORIC INVESTMENTS III, L.L.C.
EL PASO RUBY HOLDING COMPANY, L.L.C.
EL PASO TENNESSEE PIPELINE CO., L.L.C.
EMORY B CRANE, LLC
FRANK L. CRANE, LLC
GENERAL STEVEDORES GP, LLC
GENERAL STEVEDORES HOLDINGS LLC
HBM ENVIRONMENTAL LLC
HILAND CRUDE, LLC
HILAND PARTNERS HOLDINGS LLC
HPH OKLAHOMA GATHERING LLC
INDEPENDENT TRADING & TRANSPORTATION COMPANY I, L.L.C.
KINDER MORGAN ARLINGTON RNG LLC
KINDER MORGAN BULK TERMINALS LLC
KINDER MORGAN CCS HOLDCO LLC
KINDER MORGAN CONTRACTING SERVICES LLC
KINDER MORGAN ENERGY TRANSITION VENTURES HOLDCO LLC
KINDER MORGAN FINANCE COMPANY LLC
KINDER MORGAN GP LLC
KINDER MORGAN MARINE SERVICES LLC
KINDER MORGAN MID ATLANTIC MARINE SERVICES LLC
KINDER MORGAN NGPL HOLDINGS LLC KINDER MORGAN PERMIAN CCS LLC
KINDER MORGAN PORTLAND BULK LLC
KINDER MORGAN PORTLAND HOLDINGS LLC
KINDER MORGAN PORTLAND INTERMEDIATE HOLDINGS I LLC

KINDER MORGAN PORTLAND INTERMEDIATE HOLDINGS II LLC
KINDER MORGAN PORTLAND LIQUIDS TERMINALS LLC
KINDER MORGAN PORTLAND OPERATING LLC
KINDER MORGAN RANGER LLC
KINDER MORGAN RNG HOLDCO LLC
KINDER MORGAN ROCKIES MARKETING LLC
KINDER MORGAN SEVEN OAKS LLC
KINDER MORGAN SHREVEPORT RNG LLC
KINDER MORGAN TERMINALS LLC
KINDER MORGAN TEXAS TERMINALS, L.P. By General Stevedores GP, LLC, its general partner
KINDER MORGAN VEHICLE SERVICES LLC
KINDER MORGAN VICTORIA RNG LLC
KINETREX HOLDCO, INC.
KINETREX ENERGY TRANSPORTATION, LLC
KM CRANE LLC
KM DECATUR LLC
KM GAS MARKETING LLC
KM NORTH CAHOKIA SPECIAL PROJECT LLC
KM SHIP CHANNEL SERVICES LLC
KMBT LLC
KMBT LEGACY HOLDINGS LLC
KNIGHT POWER COMPANY LLC
LIBERTY HIGH BTU LLC
LNG INDY, LLC
MILWAUKEE BULK TERMINALS LLC
NORTH AMERICAN BIO-FUELS, L.L.C.
NORTH AMERICAN NATURAL RESOURCES, LLC
NORTH AMERICAN NATURAL RESOURCES-SBL, LLC
NORTH AMERICAN-CENTRAL, LLC
PADDY RYAN CRANE, LLC
PRAIRIE VIEW HIGH BTU LLC
QUEEN CITY TERMINALS LLC
RIVER TERMINALS PROPERTIES GP LLC
RIVER TERMINAL PROPERTIES, L.P. By River Terminals Properties GP LLC, its general partner
RNG INDY LLC
SNG PIPELINE SERVICES COMPANY, L.L.C.
TEXAN TUG LLC
TGP PIPELINE SERVICES COMPANY, L.L.C.

TRANSLOAD SERVICES, LLC
TWIN BRIDGES HIGH BTU LLC
WESTERN PLANT SERVICES LLC

By:
/s/ R. ERIC MCCORD

R. Eric McCord
Vice President
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on October 20, 2023.
Signature	Title
/s/ RICHARD D. KINDER* Richard D. Kinder	Director and Executive Chairman of Kinder Morgan, Inc., the direct or indirect sole member of each KMI Subsidiary (Principal Executive Officer)
/s/ KIMBERLY A. DANG* Kimberly A. Dang	Director and Chief Executive Officer of Kinder Morgan, Inc. (Principal Executive Officer)
/s/ DAVID P. MICHELS David P. Michels	Vice President and Chief Financial Officer of Kinder Morgan, Inc. (Principal Financial and Accounting Officer)
/s/ TED A. GARDNER* Ted A. Gardner	Director of Kinder Morgan, Inc.
/s/ ANTHONY W. HALL, JR.* Anthony W. Hall, Jr.	Director of Kinder Morgan, Inc.
/s/ GARY L. HULTQUIST* Gary L. Hultquist	Director of Kinder Morgan, Inc.
/s/ STEVEN J. KEAN* Steven J. Kean	Director of Kinder Morgan, Inc.
/s/ RONALD L. KUEHN, JR.* Ronald L. Kuehn, Jr.	Director of Kinder Morgan, Inc.
/s/ DEBORAH A. MACDONALD* Deborah A. Macdonald	Director of Kinder Morgan, Inc.
/s/ MICHAEL C. MORGAN* Michael C. Morgan	Director of Kinder Morgan, Inc.

Signature	Title
/s/ ARTHUR C. REICHSTETTER* Arthur C. Reichstetter	Director of Kinder Morgan, Inc.
/s/ C. PARK SHAPER* C. Park Shaper	Director of Kinder Morgan, Inc.
/s/ WILLIAM A. SMITH * William A. Smith	Director of Kinder Morgan, Inc.
/s/ JOEL V. STAFF* Joel V. Staff	Director of Kinder Morgan, Inc.
/s/ ROBERT F. VAGT* Robert F. Vagt	Director of Kinder Morgan, Inc.
*By:	/s/ Catherine Callaway James Catherine Callaway James Attorney-in-fact for persons indicated

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant below has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on October 20, 2023.
CHEYENNE PLAINS GAS PIPELINE COMPANY, L.L.C.
COLORADO INTERSTATE GAS COMPANY, L.L.C.
COLORADO INTERSTATE ISSUING CORPORATION
By:
/s/ R. ERIC MCCORD

R. Eric McCord
Vice President
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on October 20, 2023.
Signature	Title
/s/ KIMBERLY S. WATSON Kimberly S. Watson	President (Principal Executive Officer)
/s/ DAVID P. MICHELS David P. Michels	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ THOMAS A. MARTIN Thomas A. Martin	Member of the Management Committees of Cheyenne Plains Gas Pipeline Company, L.L.C. and Colorado Interstate Gas Company, L.L.C. and Director of Colorado Interstate Issuing Corporation
/s/ R. ERIC MCCORD R. Eric McCord	Member of the Management Committees of Cheyenne Plains Gas Pipeline Company, L.L.C. and Colorado Interstate Gas Company, L.L.C. and Director of Colorado Interstate Issuing Corporation

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant below has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on October 20, 2023.
TENNESSEE GAS PIPELINE COMPANY, L.L.C.
TENNESSEE GAS PIPELINE ISSUING CORPORATION
By:
/s/ R. ERIC MCCORD

R. Eric McCord
Vice President
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on October 20, 2023.
Signature	Title
/s/ KIMBERLY S. WATSON Kimberly S. Watson	President (Principal Executive Officer)
/s/ DAVID P. MICHELS David P. Michels	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ THOMAS A. MARTIN Thomas A. Martin	Director
/s/ R. ERIC MCCORD R. Eric McCord	Director